AMENDMENT

         This agreement, dated July 11, 1997, by and between IntegraMed America, Inc., a Delaware Corporation with its principal place of business at One Manhattanville Road, Purchase, New York 10577 ("INMD"), Reproductive Sciences Medical Center, Inc., a California professional corporation, with its principal place of business at 4150 Regents Row, Suite 280, LaJolla, California ("PC") and Dr. Samuel H. Wood, M.D., Ph.D., an individual having a post office address at P.O. Box 1208, Rancho Sante Fe, California 92067 ("Physician"), is an amendment to the Management Agreement ("Management Agreement"), Personal Responsibility Agreement ("PR Agreement") and Asset Purchase Agreement ("Asset Agreement") all dated June 6, 1997, between the parties.

         WHEREAS, INMD has received a certain anecdotal reports which make allegations impugning the operation of the IVF Laboratory at Pomerado Hospital and

         WHEREAS, INMD has disclosed to PC and Physician the nature of such allegations and both PC and Physician unequivocally refute them; and

         WHEREAS,   INMD  has   communicated  to  Physician  and  PC  that  such
allegations, if true, would be material to the validity of the management Agreement and PR Agreement; and

         WHEREAS, PC and Physician wish to provide assurance to INMD, in the form of written representations.

         Now, therefore, INMD, PC and Physician agree as follows:

         1. The Management Agreement, PR Agreement and Asset Agreement are hereby amended to include the following representation by PC and Physician:

                  a. PC and Physician have not been advised or informed of any facts, circumstances, or allegations that indicate, suggest or imply that the Reproductive Sciences Center at Pomerado Hospital was closed for any reason other than purely administrative decisions by the Pomerado Hospital;

                  b. PC and Physician have no knowledge or any facts suggesting, nor have they been advised by any person, entity or governmental unit, that the operation of the IVF Laboratory at Pomerado Hospital, or the operation of the Reproductive Sciences Center at Pomerado Hospital (during the period that Physician was medical Director) is, or will be, the subject of any investigation by any governmental officer or unit, licensing or regulatory agency, administrative or judicial tribunal, insurance department or entity, SART or ASRM.



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                  c.       Physician  and PC have no  knowledge,  and are not in
                           possession   of   any   facts   or    representations
                           suggesting, that there is any impediment to the PC and/or Physician's securance of Licensure as a tissue bank, clinical laboratory or andrology laboratory at the Facilities (as such term is utilized in the Management Agreement).

                  d. Physician and PC have no knowledge, and are not in possession of any facts or representations suggesting, that during the operation of the Reproductive Sciences Center at Pomerado Hospital there has been any improper record keeping, mishandling of any tissue or specimens or failure to obtain appropriate consent, by Dr. Wood (Physician) Catherine Adams and/or Linda Anderson, except to the extent that, as with any laboratory or IVF Program, there is a potential for an occasional claim of negligence or medical malpractice in the treatment of an individual patient or specimen.

                  e. The Physician and PC have no knowledge, and are not in possession of any facts suggesting that the Physician or PC have engaged in any insurance or billing irregularities.

         2. The Parties agree that the representations contained in paragraph 1(a) - (e) are material to the Management Agreement, PR Agreement and Asset Agreement.

         3. PC and Physician acknowledge that the obtaining, and maintaining of the licensures referred to in Section 4.6.7 of the Management Agreement are a material term of such management Agreement and that any federal or state agency action which limits, revokes suspends, or fails to renew such licensure(s) shall be treated as a "Professional Disciplinary Action" and shall be governed by Section 8.2 of such Management Agreement, as if it were a suspension, revocation or non-renewal of a physician's authorization to practice medicine.

         4. The parties agree that failure to obtain at least provisional licensures as delineated in Section 4.6.7 of the Management Agreement within six months of the date hereof shall be a material breach, by the PC, of the Management Agreement.

         5. This Agreement shall be considered in addition to the terms and conditions of the Management Agreement, PR Agreement and Asset Agreement and shall be read in connection therewith.




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         IN WITNESS  WHEREOF,  this  Amendment  has been  executed,  by original signatures on a faxed copy, by the parties hereto, as of the day and year first above written.

INTEGRAMED AMERICA, INC.

By:      /s/Gerardo Canet
         --------------------------------------
         Gerardo Canet, Chief Executive Officer

REPRODUCTIVE SCIENCES MEDICAL CENTER, INC.

By:      /s/Samuel H. Wood
         --------------------------------------
         Samuel H. Wood, M.D., Ph.D., President